UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 10, 2002

PRINTWARE, INC.
(Exact name of Registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

000-20729
(Commission File Number)

41-1522267
(I.R.S. Employer Identification No.)

1270 Eagan Industrial Road
Eagan, Minnesota
(Address of principal executive offices)

55121
(Zip Code)

(651) 456-1400
(Registrant's telephone number, including area code)

Item 5. Other Events.

Exhibits

99.1 Notice of Liquidating Distribution dated June 3, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRINTWARE, INC.
Registrant
By /s/ Stanley Goldberg

Name: Stanley Goldberg
Title: President and Chief Executive Officer

Dated: June 3, 2002

PRINTWARE, INC.

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit
No. Description of Exhibit

99.1 Notice issued by the Registrant on June 3, 2002.

The following document was enclosed with the $2.00 per share distribution made to shareholders of Printware, Inc. on June 3, 2002.

June 3, 2002

Printware

NOTICE OF LIQUIDATING DISTRIBUTION

Enclosed is a $2.00 per share partial liquidating distribution from Printware,
Inc.

This distribution is being provided to parties who were shareholders of record as of April 16, 2002. It is being made under direction of the Company's Board of Directors and is done pursuant to the Plan of Complete and Voluntary
Dissolution and Liquidation of Printware, Inc. approved by shareholders on April
16, 2002.

As an update on the liquidation, other than relatively minor non-cash assets,
Printware, Inc. continues to hold an investment in unregistered Select Comfort
Corporation securities, details of which have already been disclosed in both
Printware, Inc.'s and Select Comfort Corporation's public filings. Printware is continuing its evaluation of the alternatives available relating to this investment. The Company is not prepared to comment on (a) the investment's value or (b) how or when the investment or net proceeds from selling the investment will be distributed to Printware shareholders.

Also, in addition to the projected liquidation expenses and accrued liabilities, which have been disclosed in the Company's public filings, there may be other liabilities, the amounts of which are unknown, due to taxing authorities and due to former creditors.

In accordance with Minnesota statutes, former creditors of Printware, Inc. have been notified of the Company's pending liquidation and must submit their claims to Printware, Inc. on or before July 23, 2002.

Safe Harbor Statements

Statements made in this notice concerning the Company's or its representatives'
intentions, expectations, or predictions about future results or events are
"forward-looking statements" within the meaning of the Private Securities Reform
Act of 1995. Such statements are necessarily subject to risks and uncertainties that could cause actual outcomes to vary from stated expectations, and such variations could be material and adverse. Additional information concerning the factors that could cause actual results to differ materially from the Company's current expectations is contained in the Company's SEC filings.